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                                     BY-LAWS

                                       -of

                        PHILIPP BROTHERS CHEMICALS. INC.


                                   ARTICLE I.

                             Location of Corporation

     The principal office of this corporation shall be in the Borough of Manhattan, City, County and State of New York. This corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of this corporation may require.

                                   ARTICLE II.

                             Stockholders' Meetings.

     Section 1. ANNUAL MEETING. The annual meeting of the stockholders of this corporation, entitled to vote thereat, for the election of directors, and for the transaction of such other business as may come before it, shall be held at the principal office of the corporation in the City of New York, State of New York, or at such other place as may be designated from time to time, on the fourth Tuesday in June of each year, at two o'clock in the afternoon, or in the event that the same shall fall upon a legal holiday, then upon the next succeeding business day.

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     Section 2. NOTICE OF ANNUAL MEETING. Notice of any annual meeting of stockholders of this corporation shall be given by the secretary to each stockholder of record entitled to vote thereat, and to each stockholder of record, who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised, if such action were taken, by mailing at least ten
(10) days before such meeting, a notice thereof addressed to each such stockholder of record of this corporation at his or her last known post-office address.

     Section 3. SPECIAL MEETING. A special meeting of the stockholders of this corporation may be called at any time by the President, and shall be called by the President or the Secretary at any time upon the written request of the stockholders holding at least fifty (50%) percent of the stock of this corporation then issued and outstanding, which shall be entitled to vote thereat, or upon the written request of a majority of the board of directors; and such meeting may be held at any time and place specified in such request.

     Section 4. NOTICE OF SPECIAL MEETING. The Secretary of this corporation shall mail, at least three (3) days before such special meeting, a notice thereof, addressed to each stockholder of record of this corporation, who shall, be entitled to vote thereat, or who, by reason of any action proposed at such special meeting, would be entitled to have his stock appraised, if such action were taken, at his or her last known post-office address,

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which notice shall state the time and place of such meeting and its object.

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     Section 5. WAIVER OF NOTICE. Any stockholder, entitled to such notice pursuant to these by-laws, may waive notice either of the annual or any special meeting of stockholders, and if such notice be waived by all the stockholders of record entitled thereto ( except such as have received the notice required by these by-laws), such meeting may then be held without further notice, at the tine and place mentioned in such waiver.

     Section 6. QUORUM. Except as otherwise provided by law, at all meetings of stockholders a majority of the issued and outstanding capital stock of this corporation entitled to vote thereat shall be requisite to constitute a quorum, except that if at any meeting less than a quorum of the stockholders be present or represented, those present or represented thereat may adjourn the meeting from time to time, without notice other then announcement at the meeting, until such time as a quorum can be had.

     Section 7. VOTING. The voting powers of the capital stock of this corporation shall be as prescribed in the certificate of incorporation thereof, or other certificate filed pursuant to law. Each holder of the capital stock of this corporation who shall be entitled to vote the same pursuant to such certificate of incorporation or such other certificate filed pursuant to law, shall be entitled to one vote, in person or by proxy, for each share of such stock standing in his or her name on the books of

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this corporation.

     Section 8. INSPECTORS OF ELECTION. At all meetings of stockholders, at which an election of directors shall be held, the chairman of the meeting shall appoint two (2) inspectors of election who shall, before entering on the discharge of their duties, be sworn faithfully to execute the duties of inspectors with strict impartiality and according to the best of their abil ity, and who shall make a written certificate of the result of the election.


                                  ARTICLE III.

                                   Directors.

     Section 1. NUMBER, QUALIFICATION AND ELECTION. The property, business and affairs of the corporation shall be managed by a board of not less than three nor more than seven directors, as the stockholders entitled to vote thereat may determine at any annual meeting or at any special meeting called for such purpose. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify. In the event of any increase in the

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number of directors, the stockholders entitled to vote thereat may elect additional directors at any special meeting called for such purpose, by the same vote as that required to elect directors at any annual meeting, such additional directors to serve until the next annual meeting of the stockholders and until their successors shall be elected and shall qualify.

     Section 2. REMOVAL AND VACANCIES. Any director may be removed by the stockholders, with or without cause, at any special meeting called for such purpose, by the vote of the holders of a majority of the outstanding stock entitled to vote, present or represented thereat. In the event of any vacancy in the Board of Directors, caused by death, resignation, retirement, or removal, the stockholders may elect a successor director to fill such vacancy at any special meeting called for such purpose, by the same vote as that required to elect a director at any annual meeting, such successor director to serve until the next annual meeting of the stockholders and until his successor shall be elected and shall qualify.

     Section 3. REGULAR MEETINGS. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by the board of directors. It shall be the duty of the Secretary to mail a notice to each of the directors at his last known post-office address as the same appears upon the books of the corporation, at least five days before the holding of each regular meeting, but a failure of the Secretary to do so shall not invalidate any proceedings of said board. Regular meetings of the board of directors may be held within or without the State of New York.


     Section 4. SPECIAL MEETINGS.

     Special meetings of the board of directors may be called at any time by the President or by any two members of the board of directors. There shall be at least two days' notice to each director, either personally or by mail or by wire, of the holding of any special meeting of the board of directors. Special meetings of the board of directors

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may be held within or without the State of New York.

     Section 5. WAIVER OF NOTICE. Notice of any special or regular meeting may be waived by a writing signed by any of the directors not notified as above provided, and such meetings may then be held at the time and place mentioned in such waivers.

     Section 6. QUORUM. Pursuant to the provisions of Section 27 of the General Corporation Law, a majority of the directors of this corporation shall constitute a quorum for the transaction of business.

     Section 7. TIME AND PLACE OF MEETINGS. Meetings of the board of directors may be held at the principal office of the corporation in the City of New York, State of New York, or at such other place or places as said board may designate.

     Section 8. POWERS OF DIRECTORS. The board of directors shall have the management of the business of the corporation, and in addition to the powers and authorities by these by-laws expressly conferred upon them, they may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, but subject nevertheless to the

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exercised or done by the corporation, but subject nevertheless to the provisions of the statutes, of the Certificate of Incorpor ation and of these by-laws. Without prejudice to the general powers conferred by these by-laws, it is hereby expressly declared that the board of directors shall have the following powers, that is to say:

     To purchase or otherwise acquire for the corporation any property, rights or privileges which the corporation is authorized to acquire, at such prices and on such terms and conditions and for such consideration as they shall deem proper.

     At their discretion, to pay for any property or rights acquired by the corporation, either wholly or partly in money or in stocks, bonds, debentures, or other securities of the corporation.

     To appoint, and at their discretion to remove or sus pend, such officers of the corporation and assistants, or other wise, as they may from time to time deem necessary for the in terests of the corporation; and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as they shall see fit.

     To confer, by resolution, upon any officer of the cor-

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poration, the right to choose, remove or suspend, subordinate officers, agents or factors.

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     To appoint any incorporated company, person or persons, to accept and hold in trust for the corporation any property belonging to the corporation, or in which it is interested, or for any other purpose, and to execute and perform all such duties and things as may be requisite in relation to any such trust.

     To determine who shall be authorized to sign, on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents, except as otherwise provided in these by-laws.

     To authorize the seal of this corporation to be affixed to all papers which may require it.

     From time to time to provide for the management of the affairs of the corporation, at home or abroad, in such manner as they shall decide; and in particular, from time to time, to delegate any of the powers of the board of directors to a committee, officer or agent, to act when the board is not in session, and to appoint any incorporated company, person or persons to be the agent or agents of this corporation, with such powers (including the power to sub--delegate), and upon such terms as shall be deemed advantageous and so far as may be lawful.

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                                   ARTICLE IV.

                                    Officers.

     Section 1. ELECTION. Immediately after the annual election of the directors, if a majority of the persons so elected be then present in person, or if not then, at the first meeting of the board of directors thereafter, the directors shall choose a president, who shall be a director, and one or more vice-presidents, a secretary, a treasurer and one or more assistant secretaries and assistant treasurers, who need not be directors or stockholders, all of said officers to hold office until the first meeting of the board following the next annual meeting of the stockholders and until their respective successors are elected and shall qualify.

     Section 2. APPOINTMENT, SUSPENSION AND REMOVAL. The officers of the corporation shall consist of those above named and such other officers, agents, or factors as may from time to time be necessary in the conduct of the business of the corpor ation. Such other officers, agents or factors may be appointed by the president with the approval of the board of directors. All officers of the corporation may be removed or suspended at any time by a majority vote of the board of directors, with or without cause. Officers and agents appointed by the president may

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be removed by him at any time.

     Section 3. POWERS AND DUTIES OF THE PRESIDENT. It shall be the duty of the president to preside at stockholders' meetings and at all meetings of the board of directors, and to execute all contracts and agreements which are authorized by the board of directors. He may sign bonds and certificates of stock. He shall submit a report of the operations of this corporation for each preceding year to the directors at their last regular meeting, or at a special meeting called for that purpose before the annual meeting of stockholders, and to the stockholders at their annual meeting, and from time to time he shall report to the directors all matters within his knowledge which the interests of this corporation may require to be brought to their notice.

     Section 4. POWERS AND DUTIES OF THE VICE-PRESIDKNT. The vice-president of this corporation shall, upon the death, resignation or inability to act of the president, assume pro tempore the discharge of the duties of the president of this corporation until a new president shall have been duly elected. In the absence of or in the event of the death, disability or resignation of the president, he shall perform such duties in connection with the management of the corporation as may, pur suant to law, be delegated to be performed by the president.

     Section 5. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall be ex officio secretary of the board of direc-

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tors. He shall keep the minutes of all meetings of the board of directors and stockholders. He shall keep in safe custody the seal of this corporation, and when authorized by the board, shall affix the seal to any instrument requiring the same. The certificates of stock shall be signed by him. (or by the treasurer) in addition to bearing the signature of the president

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or the vice-president. He shall keep accounts of stock registered and transferred, in such form and manner and under such regulations as the board of directors may prescribe. He shall give and serve all notices of this corporation. He shall attend to such correspondence as may be assigned to him, and in general he shall do and perform all the duties incident to his office.

     Section 6. POWERS AND DUTIES OF THE TREASURER. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to this corporation, and he shall deposit all moneys and other valuable effects in the name of and to the credit of this corporation in such depositaries as may be designated by the board of directors. He shall have the authority to endorse, on behalf of this corporation, for the purpose only of transfer to the depositary, bank or trust company, to be deposited therein, all checks, drafts, notes, warrants and orders. The certificates of stock shall be signed by him (or by the secretary) in addition to bearing the signature of the president or the vice-president. At each annual meeting of the stockholders he shall present a full statement of the financial affairs of this corporation. He shall, at the meeting of the directors next preceding the annual meeting of the stockholders, and at all other meetings at which he may be requested to do, make a like report to the board of directors for the year preceding; and whenever required by the board of directors, he shall report on all moneys received and disposed of

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by him, and on the amount of money in his hands, and he shall make such other statements and reports as are required by law. In general, he shall perform all the duties incident to his office and such as may be required of him by the board of directors. If required by the board of directors, he shall give this corporation a bond in a sum and with sureties satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to this corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, moneys or other property of whatever kind in his possession, belonging to the corporation.

     Section 7. VACANCIES If any vacancy occurs among the officers of this corporation, such vacancy may be filled for the remainder of the term by the board of directors, at a special meeting of the board of directors, such substitute officer to hold office until his successor shall be duly elected and shall qualify.

     Section 8. STATEMENTS OF OFFICERS. It shall be the duty of each officer of this corporation to make and file any and all returns, reports, lists or statements required by law, either State or Federal.

     It shall also be the duty of each officer of this

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corporation to make full report to the board of directors respecting the affairs of the corporation in his charge at any time he is required so to do.

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                                   ARTICLE V.

                                 Shares of Stock

     Section 1. ISSUE AND REGISTRATION. Certificates of stock shall be signed by the president or vice-president, and the secretary or treasurer, and shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom; and in the margin of this book shall be entered the names of the persons owning the shares therein respectively represented, the number of shares and the dates thereof. All certificates exchanged or returned to the corporation shall be marked "Cancelled", with the date of cancellation, and each cancelled certificate shall be preserved and attached to the stub from which the same was taken. No new certificates shall be issued until the old certificate has been cancelled, provided, however, that in the case any certificate shall be lost the directors may order a new certificate to be issued in its place upon receiving such proof of loss and such security therefor as may be satisfactory to them.

     Section 2. TRANSFERS. Transfer of shares shall be made upon the books of the corporation by the holder in person or by attorney duly authorized, and upon the surrender of the cer tificate or certificates properly endorsed, but no transfers of stock upon the books of the corporation shall be made within ten

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days preceding the day appointed for paying a dividend.

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     Section 3. RECORD HOLDERS. This corporation shall be entitled to treat the holder of record of any share or shares of its capital stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New York.

     Section 4. CLOSING OF TRANSER BOOKS OR FIXING OF RECORD DATE. The board of directors may prescribe a period, not exceeding forty (40) days prior to any meeting of the stockholders of this corporation, during which no transfer of stock on the books of this corporation may be made; or, in lieu of prohibiting the transfer of stock, may fix a date and hour, not more than forty (40) days prior to the holding of any meeting of stockholders, as the time as of which stockholders entitled to notice of and to vote at any such meeting shall be determined; and all persons who are holders of record at such time, and no others, shall be entitled to notice and to vote at such meeting. The board of directors may also fix a day and hour, not exceeding forty (40) days preceding the date fixed for the payment of any dividend or the delivery of evidence of rights, as a record time for the determination of the stockholders entitled to receive any such dividends or rights, or the board of directors may, at its option, prescribe a period, not exceeding forty (40) days prior

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to the payment of such dividend or delivery of evidence of rights, during which no transfer of stock on the books of this corporation may be made.


                                   ARTICLE VI.

                        Contracts and Agreements; Banks,
                       Depositaries, Checks, Drafts, etc.

     Section 1. CONTRACTS, etc. No agreement, contract or obligation involving the payment of money, or the credit or liability of this corporation shell be binding upon this corporation until approved by the board of directors.

     Section 2. CONTRACTS, HOW EXECUTE. The board of directors may authorize any officer or officers, agent or agents, to execute any contract or other instrument on behalf of this corporation, and such authority may be general or confined to specific instances; but except as herein provided and unless otherwise provided by the board of directors, no officer, agent or employee, except the president, secretary or treasurer, shall have any power or authority to bind this corporation by any contract or engagement, or to pledge its credit or to render it liable, pecuniarily, for any purpose or for any amount.

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     Section 3. DEPOSITS, CHECKS, DRAFTS, etc. All checks and drafts or funds of this corporation shall be deposited from time to time to the credit of this corporation in such banks or trust companies, or with such banks or other depositaries as the board of directors may from time to time

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designate. All checks shall be drawn out of the regular check books of this corporation and upon the stubs of such checks and each such stub, the purpose and amount for which the same is drawn shall be specified. All checks, notes, drafts, bills of exchange, acceptances or other order for the payment of money or other evidences of the indebtedness of this corporation, shall be signed as the board of directors shall designate from time to time.


                                  ARTICLE VII.

                           Notice and Waiver Thereof.

     Whenever, under the provisions of these by-laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to be limited to personal notice, but such notice may be given in writing by depositing the same in the post-office or letter box in a postpaid, sealed wrapper, addressed to such director, officer or stockholder at his or her address, as the same appears on the books of the corporation, and the time when the same shall be thus mailed shall be deemed to be the time of the giving of such notice. Any stockholder, director or other person may waive any notice required by these by-laws to be given to him.

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                                  ARTICLE VIII.

                                      Seal.

     The common corporate seal of this corporation is, and, until otherwise ordered by the board of directors, shall be, an impression upon paper or wax, bearing the words:


                                   ARTICLE IX.

                           Amendment of these By-Laws.

     These by-laws may be amended from time to time by the stockholders at any annual or special meeting, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote, present or represented thereat, provided that the substance of the proposed amendment shall be stated in the notice of such meeting.

     These by-laws may be amended from time to time by the Board of Directors, at any regular or special meeting, by the affirmative vote of a majority of the whole board, provided that the substance of the proposed amendment shall be stated in the notice of such meeting and provided further that such amendments

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shall not regulate or affect the election of directors or officers and shall not be inconsistent with the by-laws passed by the stockholders. The directors may repeal by-laws passed by them, but may not repeal by-laws passed by the stockholders.